Exhibit 99.1

Independent Bank Corporation and HCB Financial Corp. Announce Definitive Merger Agreement
March 18, 2026
GRAND RAPIDS, Mich., and HASTINGS, Mich., March 18, 2026 (GLOBE NEWSWIRE) -- Independent Bank Corporation (NASDAQ: IBCP) (“Independent”), the parent company of Independent Bank, and HCB Financial Corp. (OTCPK: HCBN) (“HCB”), the parent company of Highpoint Community Bank, jointly announced today the execution of a definitive merger agreement under which HCB will merge with Independent in a cash and stock transaction valued at approximately $70.2 million, as detailed below.
The partnership combines two of Michigan’s most people-focused and community-oriented franchises, strategically bolstering Independent’s footprint in the high-growth corridor between Grand Rapids and Lansing. Based on financial data as of December 31, 2025, the combined organization will have approximately $6.1 billion in total assets, $5.3 billion in total deposits, and $4.7 billion in total loans.
Strategic Rationale
This transaction aligns with Independent’s core strategy to provide a superior, high-touch banking experience that out-competes larger regional and national institutions. Key strategic benefits include:
•Market Density: Highpoint’s 7 locations complement Independent’s current 59 branch network, bridging a geographic gap between Independents primary hubs in Grand Rapids and Lansing and planned growth into Southwest Michigan.
•Superior Funding Profile: HCB brings a high-quality, low-cost deposit base with a total cost of deposits of 1.50% and a loan-to-deposit ratio of 67%, providing Independent with significant liquidity to fund future growth.
•Cultural Alignment: Both institutions share a commitment to entrepreneurial, local decision-making and a commitment to prudent underwriting.
•Expanded Capabilities: Highpoint clients will gain access to Independent’s broader suite of product offerings and increased lending limits.
•Low Integration Risk: Similar business models, compatible systems, and manageable relative sizing support a seamless integration process.
“We are thrilled to welcome the Highpoint Community Bank team and customers to Independent Bank,” said Brad Kessel, President and CEO of Independent Bank Corporation. “This partnership is a perfect fit both geographically and culturally. By combining Highpoint’s strong core deposit base and deep community roots with our expanded product set, we are better positioned to serve the families and businesses of Michigan while delivering meaningful value to our shareholders.”
Mark Kolanowski, President and CEO of HCB Financial Corp., added, “Joining forces with Independent Bank represents an exciting new chapter for our organization. We have long respected Independent’s commitment to community banking. This merger strengthens our ability to serve customers with greater lending capacity and enhanced digital capabilities, while keeping our employees part of a Michigan-headquartered team rooted in and committed to our local communities.”

Transaction Details
Under the terms of the definitive merger agreement, at the closing of the transaction, Independent will issue 1.590 shares of its common stock plus $17.51 in cash for each outstanding share of HCB. Based on the closing price of Independent's common stock of $33.13 on March 17, 2026, the transaction would result in aggregate consideration paid to HCB shareholders of approximately $70.2 million.
The transaction is expected to be approximately 6% accretive to Independent’s 2027 earnings per share, assuming fully phased-in synergies. The estimated tangible book value per share dilution of 4% at closing is expected to be earned back in approximately 3.4 years using the crossover method. Independent will maintain a robust capital position post-closing, with a projected CET1 ratio of approximately 11.5%.
One HCB director will join each of the Board of Directors of Independent and the Board of Directors of Independent Bank following completion of the merger, increasing each of the respective boards to 11 members.
The transaction has been unanimously approved by the respective Boards of each organization and is expected to close early in the third quarter of 2026, subject to customary regulatory approvals, the approval of HCB shareholders, and the satisfaction of certain other closing conditions.
Advisors
Keefe, Bruyette & Woods, Inc., A Stifel Company served as financial advisor and Varnum LLP served as legal counsel for Independent Bank Corporation.
Hovde Group, LLC served as financial advisor and Dickinson Wright PLLC served as legal counsel for HCB Financial Corp.
Conference Call / Investor Presentation
Brad Kessel, President and CEO, Gavin Mohr, EVP CFO and Joel Rahn, EVP Commercial Banking of Independent Bank Corporation will be joined by Mark Kolanowski President and CEO of HCB Financial Corp to host a conference call to discuss the strategic and financial implications of the transaction on Thursday, March 19, 2026 at 9:00am ET.
To access via phone, participants will need to register using the following link where they will be provided a phone number and access code: https://register-conf.media-server.com/register/BI262896591142490eb320d53560b7e591
In order to view the webcast and presentation slides, please go to https://edge.media-server.com/mmc/p/bknzf9pn during the time of the call.

About Independent Bank Corporation
Independent Bank Corporation (NASDAQ: IBCP) is a Grand Rapids-based bank holding company with approximately $5.5 billion in assets. Founded in 1864 as First National Bank of Ionia, the company operates 59 locations across Michigan’s Lower Peninsula. Independent offers a full suite of retail and commercial banking, mortgage lending, and investment services designed to empower the communities it serves.
About HCB Financial Corp.
HCB Financial Corp. (OTCPK: HCBN) is the holding company for Highpoint Community Bank, headquartered in Hastings, Michigan. Highpoint serves its communities through 7 branch locations with approximately $590 million in total assets, $532 million in deposits, and $354 million in loans. Since its founding, Highpoint has been dedicated to relationship-based banking and supporting local economic growth.
Forward Looking Statements
This document contains certain forward-looking statements about Independent and HCB, such as statements about the timing and expected completion of the proposed merger, its expected effects on the combined organization, and the expected accretion to Independent’s earnings per share and expected earn-back period. Independent and HCB intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of Independent and HCB, are identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or similar expressions. Actual results could differ materially from the results indicated by these statements because the realization of those results is subject to many risks and uncertainties, including, among other things, the possibility that the anticipated benefits of the proposed merger will not be realized within the expected time period or at all; the risk that integration of the operations of HCB with Independent will be materially delayed or will be more costly or difficult than expected; the inability to complete the proposed merger due to the failure to satisfy the various conditions to closing, including failure to obtain the required regulatory and shareholder approvals; the failure of the proposed merger to close for any other reason; the effect of the announcement of the proposed merger on customer relationships and operating results; the possibility that the proposed merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; and difficulties associated with achieving future financial results. Additional information concerning Independent, including additional factors and risks that could materially affect Independent’s financial results, are included in Independent’s filings with the SEC, including its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. Forward-looking statements speak only as of the date they are made. All subsequent written and oral forward-looking statements concerning the proposed merger or other matters attributable to Independent or HCB or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Except as required by law, neither Independent nor HCB undertake any obligation to update any forward-looking information contained in this document, whether as a result of new information, future events, or otherwise.
Additional Information and Where to Find It
In connection with the proposed merger, Independent expects to file with the SEC a registration statement on Form S-4 that will include a preliminary proxy statement of HCB and a preliminary prospectus of Independent, as well as other relevant documents concerning the proposed merger. After the registration statement is declared effective by the SEC, HCB will mail a definitive proxy statement/prospectus to its shareholders. This press release is not a substitute for the proxy statement/prospectus or registration statement or for any other document that Independent may file with the SEC or that HCB may send to its shareholders in connection with the proposed merger. Shareholders of HCB are urged to carefully read the registration statement and accompanying proxy statement/prospectus regarding the proposed merger when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information.
Free copies of the proxy statement/prospectus included in the registration statement, as well as other filings containing information about Independent, HCB, and the proposed merger, may be obtained at the SEC’s website: www.sec.gov. You will also be able to obtain these documents, free of charge, from Independent at www.independentbank.com under the tab “Investor Relations” and then “Financials - SEC Filings.” The information available through Independent’s website is not and shall not be deemed part of this press release or incorporated by reference into other filings Independent makes with the SEC. Alternatively, when available, these documents can be obtained free of charge from Independent upon written request to Independent Bank Corporation, 4200 East Beltline, Grand Rapids, MI 49525, Attention:

Investor Relations; or from HCB upon written request to HCB Financial Corp., 150 West Court Street, Hastings, MI 49058, Attention: Amanda Belcher-Currier, CFO. A final proxy statement/prospectus will be mailed to the shareholders of HCB.
Participants in the Solicitation
Under SEC rules, Independent, HCB, and certain of their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies from HCB’s shareholders in favor of the approval of the definitive merger agreement. Information about such directors and executive officers of Independent and their direct or indirect interests, by security holdings or otherwise, can be found in Independent’s proxy statement in connection with its 2026 annual meeting of shareholders, as filed with the SEC on March 6, 2026, and other documents subsequently filed by Independent with the SEC. To the extent holdings of common stock by its directors or executive officers have changed since the amounts set forth in Independent’s proxy statement in connection with its 2026 annual meeting of shareholders, such changes have been or will be reflected in filings with the SEC on Forms 3, 4, and 5. Further information regarding the direct or indirect interests of the directors and executive officers of Independent, along with information about the directors and executive officers of HCB and their direct or indirect interests and information regarding the interests of other persons who may be deemed participants in the solicitation, may be obtained by reading the proxy statement/prospectus included in the registration statement regarding the merger when it becomes available. Free copies of this document may be obtained as described above.
No Offer or Solicitation
This communication is not intended to and does not constitute an offer to sell, the solicitation of an offer to subscribe for or buy, an invitation to purchase or subscribe for any securities, or the solicitation of any vote or approval pursuant to the merger agreement or otherwise. There shall not be any offer, solicitation, or sale of securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable laws.
Independent Contacts:    William B. Kessel, President and CEO, 616.447.3933
Gavin A. Mohr, Chief Financial Officer, 616.447.3929
HCB Contacts:            Mark Kolanowski, President and CEO, 269.945.2401